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                                                                EXHIBIT 99.3

                        NOTICE OF GUARANTEED DELIVERY FOR
                       SUBSCRIPTION CERTIFICATES ISSUED BY
                               I-LINK INCORPORATED

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [______], 1999 (the "Prospectus"), of I-Link Incorporated, a Florida corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m. New York City time, on July 23, 1999 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $1,000.00 per share for each share of the Company's Series N Preferred Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.


                                       The Subscription Agent is:

                                       American Stock Transfer & Trust Company
                                       40 Wall Street
                                       New York, New York 10005
                                       Telecopier Number: (718) 234-5001

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he, she or it is the holder of Subscription Certificate(s) representing [_________] Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the Subscription Certificate to subscribe for shares of Common Stock as indicated below:

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(a)      Number of shares subscribed for pursuant to the BASIC SUBSCRIPTION
         PRIVILEGE.

Number of Rights subscribed: _________ @ $1,000.00 per share =          $_______

(b)      Number of shares subscribed for pursuant to the OVERSUBSCRIPTION
         PRIVILEGE.

Number of Underlying Shares subscribed: _______ @ $1,000.00 per share = $_______

(c)    Total Exercise Price:                                            $_______

         The undersigned understands that payment in full of the Exercise Price, as computed above, of $1,000.00 per share for each share of Series N Preferred Stock subscribed for pursuant to the Subscription Privileges must be received by the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date and represents that such payment either (check the appropriate box):

/ /   is being delivered to the Subscription Agent herewith

                                   or

/ / has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

/ /   wire transfer of funds

name of transferor institution
                              --------------------------------------------

date of transfer
                ----------------------------------------------------------

confirmation number (if available)
                                  ----------------------------------------

/ / uncertified check (Payment of uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

/ /   certified check

/ /   bank draft (cashier's check)

/ /   money order

name of maker
             -------------------------------------------------------------

date of check, draft or money order
                                   ---------------------------------------

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check, draft or money order number
                                   ---------------------------------------

bank on which check is drawn or issuer of money order
                                                     ---------------------

Signature(s)                           Address
            ----------------------            ----------------------------

----------------------------------     -----------------------------------
Name(s)
       ---------------------------     -----------------------------------

----------------------------------     Area Code and Tele. Nos.
Please type or print                                           -----------

                                       -----------------------------------

Subscription Certificate
No(s). (if available)
                     -----------------------------------------------------

                              GUARANTEE OF DELIVERY

         The undersigned, an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signatures and any other required documents, all within three (3) Nasdaq SmallCap Market trading days after the date hereof.


                                       Dated:                        , 1999
----------------------------------           -----------------------


----------------------------------     ------------------------------------
                                       (Name of Firm)

----------------------------------
(Address)

----------------------------------     ------------------------------------
(Area Code and Telephone Number)       (Authorized Signature)

         The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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